UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

MEDecision, Inc.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center Wayne, Pennsylvania	19087 (Zip Code)
(Address of Principal Executive Offices)

(610) 540-0202
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Carl E. Smith

On February 19, 2008, the Company entered into an agreement with Carl E. Smith, its Executive Vice President and Chief Financial Officer whereby Mr. Smith will continue to be employed by the Company in those same roles (the “Agreement”).  The Agreement provides that Mr. Smith will continue to receive an annual base salary of $225,000.  The Agreement further provides that Mr. Smith will be eligible for an annual bonus in an amount and form to be established each year by the Company’s Board of Directors, if specified corporate and/or individual performance goals are met for that year.

The Agreement further provides that if Mr. Smith’s employment is terminated without cause or if he resigns for “good reason” (in each case, as defined in the Agreement), he will be entitled to severance benefits consisting of the continuation of his base salary and health insurance coverage for a period of twelve months.  The Agreement provides that if, within one year of a change in control of the Company, Mr. Smith’s employment is terminated without cause or if he resigns for good reason, then in addition to the severance benefits above, he will be credited with an additional twelve months of service for purposes of determining the vested status of any stock options or other equity-based incentives he holds immediately prior to his termination.  The foregoing severance rights are conditioned on Mr. Smith’s execution of a release of claims against the Company and its affiliates.

The Agreement provides that Mr. Smith will be subject to customary non-competition and non-solicitation covenants for the duration of his employment and for a period of one year thereafter.  However, in the event that, within one year of a change in control of the Company, Mr. Smith’s employment is terminated without cause or if he resigns for good reason, then the non-competition and non-solicitation covenants will continue for a period of two years after the cessation of his employment.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

99.1	Employment Agreement dated February 19, 2008 between MEDecision, Inc. and Carl E. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: February 20, 2008	By:	/s/ Carl E. Smith
	Name:	Carl E. Smith
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Employment Agreement dated February 19, 2008 between MEDecision, Inc. and Carl E. Smith.